EXHIBIT 23.1

                    [Letterhead of Rotenberg & Company, LLP]



                          INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
   and Stockholders
HQ Sustainable Maritime Industries, Inc.
(Formerly, Jade Profit Investment Limited)
New York, New York


         We consent to the use in this Registration Statement of HQ Sustainable Maritime Industries, Inc. on Form SB-2 of our report dated May 22, 2004, of Jade Profit Investment Limited for the Years ended December 31, 2003 and 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.






/s/ Rotenberg & Company, LLP



Rotenberg & Co., LLP
Rochester, New York
  July 19, 2004